BorgWarner Inc.
2004 Stock Incentive Plan
Performance Share Award Agreement

You have been selected to receive a Performance Share Award under the BorgWarner Inc. 2004 Stock Incentive Plan (the "Plan"), as specified below:

    Participant: _________________________________

    Address: ___________________________________________________________

    Target Number of Performance Shares: _________________________________

    Performance Period: _____________, 2006 to ______________, 2008

Performance Measure: Relative Increase in Total Shareholder Return Versus Peer Group

THIS AGREEMENT, effective ___________, 2006, represents the grant of Performance Shares by BorgWarner Inc., a Delaware corporation (the "Company"), to the Participant named above, pursuant to the provisions of the Plan.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

    1.        Performance Period. The Performance Period commences on January 1, 2006, and ends on December 31, 2008.

    2.        Value of Performance Shares. Each Performance Share shall represent and have a value equal to one share of common stock, par value $0.01, of the Company, subject to adjustment as provided in Section 4(e) of the Plan.

    3.        Performance Shares and Achievement of Performance Goal. The number of Performance Shares to be earned under this Agreement shall be based upon the Company's Total Shareholder Return as compared to the Total Shareholder Return of the Company's Peer Group (as identified in Exhibit A) during the Performance Period.

For this purpose, "Total Shareholder Return" shall be determined as follows:

Total Shareholder Return	=	Change in Stock Price + Dividends Paid Beginning Stock Price

"Beginning Stock Price" shall mean the average closing price as reported on the New York Stock Exchange Composite Tape of one (1) share of stock for the five (5) trading days immediately prior to the first day of the Performance Period. "Ending Stock Price" shall mean the average closing price as reported on the New York Stock Exchange Composite Tape of one (1) share of stock for the five (5) trading days immediately prior to the last day of the Performance Period. "Change in Stock Price" shall mean the difference between the Ending Stock Price and the Beginning Stock Price. Finally, "Dividends Paid" shall mean the total of all dividends paid on one (1) share of stock during the Performance Period, provided that dividends shall be treated as though they are reinvested at the end of each calendar quarter.

Following the Total Shareholder Return determination, the Company's Percentile Rank shall be determined as follows:

Percentile Rank		Company Rank
	=	Total Number of Companies in Peer Group Excluding BorgWarner Inc.

Company Rank shall be determined by listing from highest Total Shareholder Return to lowest Total Shareholder Return each company in the Peer Group (including the Company) and counting up from the company with the lowest Total Shareholder Return.

The percent of Target Number of Performance Shares earned shall then be determined based on the following chart:

Company's Percentile Rank	Percent of Target Number of Performance Shares Earned

90th and above 75th 65th 50th 35th 25th Below 25th	175.000% 130.000% 100.000% 71.875% 43.750% 25.000% 0.000%

Interpolation shall be used to determine the percent of Target Number of Performance Shares earned in the event the Company's Percentile Rank does not fall directly on one of the ranks listed in the above chart.

    4.        Form and Timing of Payment of Performance Shares.  Payment of the earned Performance Shares shall be made utilizing a combination of Stock and cash. The earned Performance Shares shall be paid out as follows: sixty percent (60%) in Stock and forty percent (40%) in cash.  Payment of earned Performance Shares shall be made as soon as administratively practicable in the year after the year in which the Performance Period ends, but, in any event, no later than March 15 of the year following the year in which the Performance Period ends.

    5.        Termination Provisions.

           (a)  General.  Except as provided in Section 6 of this Agreement and in Subsection (b), below, a Participant shall be eligible for payment of earned Performance Shares, as specified in Section 3, only if the Participant's employment with the Company continues through the end of the Performance Period.

           (b)  Termination for Death or Disability; Involuntary Termination without Cause; Retirement.  If a Participant suffers a Disability, dies, is terminated involuntarily without Cause during the Performance Period, or in the event of the Participant's Retirement, the Committee, in its sole discretion, may waive the requirement that the Participant be employed by the Company through the end of the Performance Period.  In such a case, the Participant (or in the event of the Participant's death, the Participant's beneficiary) shall be eligible for all or that proportion of the number of Performance Shares earned under Section 3 (determined at the end of the Performance Period and based on actual results) that his number of full months of participation during the Performance Period bears to the total number of months in the Performance Period.  If the Committee exercises its discretion to waive, in whole or in part, prior to the expiration of the Performance Period, any or all payment limitations with respect to the Performance Shares awarded under this Agreement, payment of the Performance Shares will be made in the year following the year in which Performance Period ends, at the same time as the Committee has provided for payment to all other recipients of awards under the Plan.

           (c)  Other Termination.  In the event of the Participant's Termination of Employment for Cause or voluntary Termination of Employment during the Performance Period, or if the Committee does not exercise its discretion to waive the requirement that the Participant be employed by the Company through the end of the Performance Period in the event of the Participant's Termination of Employment by reason of the Participant's death, Disability, involuntary termination without Cause, or Retirement prior to the close of the Performance Period, the Participant shall forfeit this entire award, with no payment to the Participant.  The Participant's transfer of employment to the Company or any Subsidiary from another Subsidiary or the Company during the Performance Period shall not constitute a Termination of Employment.

    6.        Change in Control Provisions.

           (a)  General.  Subject to Subsection (b), below, in the event of a Change in Control, the restrictions applicable to the Performance Shares granted under this Agreement shall lapse, the Performance Goal shall be deemed to have achieved at target level, and all other terms and conditions shall be deemed to have been satisfied, in accordance with Section 12(a)(iv) of the Plan.   In the event that the Performance Period is shortened due to a Change in Control, the amount of the Performance Shares deemed earned shall be prorated by multiplying the Target Number of Performance Shares by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period.  Subject to Section 11(g) of this Agreement, and except as provided in Subsection (b) below, payment shall be made in Stock or cash, at the discretion of the Committee, within thirty (30) days following the effective date of the Change in Control.

           (b)  Waiver of Payment Limitations Prior to a Change in Control.  Payment for Performance Shares that have vested prior to the Change in Control as a result of the Committee's waiver of payment limitations prior to the date of the Change in Control shall be made in accordance with the following terms.  Payment shall be made in cash and Stock in the same form as provided under Section 4, above.  Payment shall be made (i) as soon as administratively practicable in the year following the year in which the Performance Period would otherwise have ended absent a Change in Control, or if earlier, (ii) as soon as administratively practicable on or after the date of the Participant's Termination of Employment.  Notwithstanding clause (ii) in the preceding sentence, if the Participant is a "Specified Employee" who becomes entitled to payment of Performance Shares under this Section 6(b) by reason of his or her Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, as soon as administratively practicable on or after the date of the Participant's death.

    7.        Dividends. The Participant shall have no right to any dividends which may be paid with respect to shares of Stock until any such shares are delivered to the Participant following the completion of the Performance Period.

    8.        Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

    9.        Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

    10.      Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

    11.      Specific Restrictions Upon Shares.  The Participant hereby agrees with the Company as follows:

    (a)      The Participant shall acquire the shares of Stock issuable with respect to the Performance Shares granted hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "1933 Act"), and shall not dispose of any such Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws.

    (b)      If any shares of Stock acquired with respect to the Performance Shares shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Stock shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

    (c)      The Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions.

    12.      Miscellaneous.

    (a)      Adjustments to Shares. Subject to Plan Section 4(e), in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board if Directors of the Company may make such substitution or adjustments in the aggregate number and kind of shares of Stock subject to this Performance Share Award as it may determine, in its sole discretion, to prevent dilution or enlargement of rights.

     (b)     Notices.  Any written notice required or permitted under this Agreement shall be deemed given when delivered personally, as appropriate, either to the Participant or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Participant at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Attention: Executive Compensation, BorgWarner Inc., at its headquarters office or such other address as the Company may designate in writing to the Participant.

    (c)      Failure To Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

    (d)      Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law, and not the law of conflicts, of the State of Delaware, except that questions concerning the relative rights of the Company and the Participant with respect to Shares, shall be governed by the corporate law of the State of Delaware.

    (e)      Provisions of Plan.  The Performance Shares provided for herein are granted pursuant to the Plan, and said Performance Shares and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or expressly cited herein.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.

    (f)       Code section 162(m).  It is intended that payments pursuant to this Agreement to a Participant who is a "covered officer" within the meaning of section 162(m) of the Internal Revenue Code constitute "qualified performance-based compensation" within the meaning of section 1.162.27(e) of the Income Tax Regulations.  To the maximum extent possible, this Agreement and the Plan shall be so interpreted and construed.  Except in the case of a Change in Control, no amounts in excess of the number of Performance Shares earned under Section 3 of this Agreement (determined at the end of the Performance Period and based on actual results) shall be paid to the Participant.  There shall be no waiver by the Committee of any payment limitations in the event of the Participant's Retirement pursuant to Section 11(b)(iii) of the Plan.

    (g)      Section 16 Compliance.  If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, at least six months must elapse from the date of acquisition of the Performance Shares granted hereunder to the date of the Participant's disposition of such Performance Shares or the underlying shares of Stock.  If payment of Performance Shares awarded under this Agreement is delayed to comply with applicable securities laws, then payment shall be made as soon as administratively practicable in the year in which the Committee reasonably determines that payment would not cause such securities laws to be violated.

    (h)      Code Section 409A.  Except as provided in the next sentence, it is intended that the arrangement under which Participant has been awarded Performance Shares under this Agreement and the Plan does not provide for a "deferral of compensation" subject to the requirements of Code Section 409A.  To the extent that the Performance Shares awarded hereunder become vested as a result of the Committee's waiver of payment limitations prior to the end of the Performance Period, the Company and Participant agree that this Agreement shall be administered in accordance with, and, if necessary, amended in a timely manner to comply with, the requirements of paragraphs (2), (3), and (4) of Code Section 409A, as interpreted by guidance and regulations issued by the Internal Revenue Service.

IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate on the day and year first above written.

                                                                                                         BORGWARNER INC.

                       By: _______________________

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

                                                                                                         __________________________

Exhibit A

BorgWarner Inc.
2004 Stock Incentive Plan
Performance Share Award Agreement

Peer Group Companies

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Dana Corporation

Gentex

Johnson Controls, Inc.

Lear Corporation

Magna International, Inc.

Modine Manufacturing Co.

Tenneco Automotive, Inc.

TRW

Visteon Corporation